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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 25, 2003 relating to the financial statements and financial statement schedules, which appears in ALARIS Medical, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Diego, CA

May 9, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS